UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2010 (December 14, 2010)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

	3 Sylvan Way Parsippany, New Jersey	07054
	(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Amended and Restated Credit Agreement

On December 17, 2010, Jackson Hewitt Tax Service Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a Fifth Amendment (the “Amendment”) to their Amended and Restated Credit Agreement, originally dated as of October 6, 2006 (as amended by the Amendment, the “Credit Agreement”), with Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent (the “Administrative Agent”), and the lenders thereto (the “Lenders”).

The Amendment amends certain provisions of the Credit Agreement, including, but not limited to, the following:

The $105.0 million of revolving commitments under the Credit Agreement remains available subject to an amended and increased availability block for the term of the Credit Agreement. As of December 17, 2010, after giving effect to the Amendment, $77 million was available for borrowing under the revolving facility. The Amendment also eliminates the Borrowers’ ability to make swingline loans.

In addition to any scheduled principal repayments required under the Credit Agreement, from April 4, 2011 through July 15, 2011, the Lenders will be permitted to require the Borrowers to repay term loans up to an aggregate amount of $25 million at the Administrative Agent’s demand. Any such demand shall be made at the direction of a supermajority of Lenders and no payment shall due until 30 days after such a demand is made (or the last business day prior to the end of such 30 day period). The Amendment also sets the allowed level of net expenditures permitted to be made by the Borrowers to $17.5 million for the month of December 2010, and up to an additional $16.7 million thereafter through January 31, 2011.

The Amendment deleted events of default with respect to the Borrowers’ delivery requirements of proposal and commitment letters with respect to the continuation and funding of the Borrowers’ refund anticipation loan (“RAL”) program in September 2010 and November 2010, respectively. In addition, the Amendment modified the event of default with respect to the Borrowers’ delivery requirement of definitive documentation with respect to the Borrowers’ RAL coverage and assisted refund coverage. In the Amendment, the Lenders acknowledge that such definitive documentation has been so delivered by the Borrowers.

The Amendment sets forth certain requirements with respect to the Borrowers’ annual bonus plan, including restrictions on payment if a default or event of default exists. In addition, the Amendment reduces certain notice and grace periods under the Credit Agreement.

In connection with the Amendment, the Borrowers paid a waiver fee to the Lenders of $482,000.

A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated by reference herein in its entirety.

Amendment to Republic Program Agreement

On December 14, 2010, Jackson Hewitt Inc. (“JHI”), a subsidiary of the Company, entered into the Sixth Amendment (the “Sixth Amendment”) to the September 19, 2007 Program Agreement (as previously amended, the “Program Agreement”) with Republic Bank & Trust Company (“Republic”). The terms of the Sixth Amendment provide: (i) the term of the Program Agreement is extended to October 31, 2015; (ii) for each of the tax seasons under the Program Agreement, Republic will be the financial product provider (Refund Anticipation Loan and Assisted Refund) for approximately 4,200 locations subject to certain selection criteria and substitution rights; (iii) Republic shall have a right of first refusal to be the financial product provider (Refund Anticipation Loan or Assisted Refund) if a location is not served by another Refund Anticipation Loan provider; (iv) in the event Republic no longer is a Refund Anticipation Loan provider, Republic shall remain the Company’s Assisted Refund provider under the terms of the Sixth Amendment; and (v) the Program Agreement is subject to certain termination rights by Republic including a delinquency based termination right if delinquency rates are above certain defined levels. In the event Republic exercises its delinquency based termination right, JHI will be required to make a termination payment to Republic.

The Program Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 20, 2007, the First Amendment to the Republic Program Agreement, dated December 2, 2008, is described in the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2008, the Second Amendment to the Republic Program Agreement, dated November 23, 2009 is described in the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2009, the Third Amendment to the Republic Program Agreement, dated December 29, 2009 is described in the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2009; the Fourth Amendment to the Republic Program Agreement, dated June 30, 2010, is described in the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010, the Fifth Amendment to the Republic Program Agreement, dated September 30, 2010, is described in the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2010 and all such descriptions are hereby incorporated by reference.

The Company will seek confidential treatment from the SEC for certain portions of the Sixth Amendment in connection with filing such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2011.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company expects that locations to be served by Republic under the Sixth Amendment will provide the Company with approximately 90% coverage of its customers’ expected Refund Anticipation Loan needs for the 2011 tax season. As previously disclosed, the Company believes it has secured 100% Assisted Refund coverage for the 2011 tax season.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act. Additionally, the submission of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available.

Forward Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, the statement related to expected Refund Anticipation Loan and Assisted Refund coverage for the 2011 tax season, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on the its strategic plan and reverse its declining profitability; the Company’s ability to improve its distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to its customers, to comply with such legal and regulatory requirements; the success of the Company’s franchised offices; the Company’s customers’ ability to obtain financial products through the Company’s tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the Company’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; the Company’s ability to continue to operate as a going concern; the Company’s ability to reduce its cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the Company’s ability to exercise control over the operations of its franchisees; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, its franchisees or their employees; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with the Company’s business; the Company’s ability to protect its customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; the seasonality of the Company’s business; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of the Company’s business; the Company’s` ability to protect its intellectual property rights or defend against any third party allegations of infringement by the Company’s; the Company’s reliance on cash flow from subsidiaries; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in Jackson Hewitt’s Annual Report on Form 10-K/A for the fiscal year ended April 30, 2010, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: December 17, 2010

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated December 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment, dated December 17, 2010, to the Amended and Restated Credit Agreement, originally dated as of October 6, 2006, among Jackson Hewitt Tax Service Inc., Jackson Hewitt Inc., Tax Services of America, Inc. and Hewfant Inc., as Borrowers, Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent, and the lenders thereto.